Exhibit 10.2

PORTIONS OF THIS EXHIBIT MARKED BY [**] HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Amendment No. 1
To
Fuel Sales Agreement

This Amendment (this “Amendment”), made as of February 16, 2021 (the “Amendment Effective Date”), by and between Gevo, Inc., a Delaware corporation (“Seller”), and Scandinavian Airlines System (“Buyer”), amends the Fuel Sales Agreement dated as of October 28, 2019 (the “Agreement”). Each of Seller and Buyer is referred to in this Amendment as a “Party” and collectively are referred to herein as the “Parties.” Capitalized terms not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	Section 3.3 of the Agreement is hereby amended by replacing “January 1, 2023” with “June 30, 2024”.

2.

Notwithstanding anything to the contrary contained in the Agreement, the Parties acknowledge and agree that in accordance with Section 4.7 of the Agreement all deliveries under the Agreement shall be made to [**], without the need for the execution of a Location Agreement with respect thereto. Accordingly, unless the Parties subsequently agree to enter into a Location Agreement, all references to a Location Agreement contained in the Agreement shall be deemed to be references to the Agreement itself for purposes of the deliveries contemplated hereby to [**].

3.	Article 6 of the Agreement is hereby amended by replacing each usage of “Member Carrier Buyer”, “each Member Carrier Buyer”, “a Member Carrier Buyer” and “such Member Carrier Buyer” with “Buyer”.

4.	The definition of Minimum Annual Contract Quantity contained in Article 8 of the Agreement is hereby amended by replacing “200,000 GPY” with “5,000,000 GPY”.

5.

This Amendment: (a) constitutes the entire agreement between the parties with respect to the amendment(s) set forth herein and supersedes all prior understandings, agreements, written or oral, between the parties relating thereto; and (b) shall prevail over any conflicting terms and conditions in the Agreement. Except to the extent amended hereby, the Agreement shall be and remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Gevo, Inc.

By:	/s/ Tim Cesarek
Name:	Tim Cesarek
Title:	Chief Commercial Officer

Scandinavian Airlines System

By:	/s/ Sara Wihlborg
Name:	Sara Wihlborg
Title:	Head of Fuel Management

By:	/s/ Alexander Pattyranie
Name:	Alexander Pattyranie
Title:	Fuel Manager

Signature Page – Amendment No. 1 to Fuel Supply Agreement